SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): May 17, 2002


                                   ENRON CORP.
               (Exact name of Registrant as specified in charter)

           Oregon                     1-13159               47-0255140
(State or other jurisdiction  (Commission file number)   (I.R.S. employer
     of incorporation)                                  identification no.)


                Enron Building
               1400 Smith Street
                Houston, Texas                                  77002
   (Address of principal executive offices)                   (Zip Code)


       Registrants' telephone number, including area code: (713) 853-6161

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Item 5.           Other Events.

         On May 17, 2002, the Company entered into a Termination Agreement (the "Termination Agreement"), by and among the Company, Enron Northwest Assets, LLC, Northwest Natural Gas Company and Northwest Energy Corporation. Subject to certain conditions, the Termination Agreement provides for the termination of the Stock Purchase Agreement, dated as of October 5, 2001, between the same parties, regarding the purchase and sale of all of the issued and outstanding common stock of Portland General Electric Company, the Company's electric utility subsidiary. The termination is subject to approval of the United States Bankruptcy Court overseeing the Company's chapter 11 bankruptcy case and the consent of the lenders from whom the Company has obtained debtor-in-possession financing. A copy of the Termination Agreement is attached as an exhibit to this Current Report on Form 8-K.

Item 7.           Financial Statements, Pro Forma Financial Information and
                  Exhibits.

                  (c)      Exhibits.

                  99.1     Termination Agreement, dated as of May 17, 2002.








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                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              ENRON CORP.




Date:  May 17, 2002           By:    /s/ Raymond M. Bowen, Jr.
                                  ------------------------------
                              Name:  Raymond M. Bowen, Jr.
                              Title: Executive Vice President &
                                     Chief Financial Officer












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                                  EXHIBIT INDEX

Exhibit                        Description
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99.1              -            Termination Agreement, dated as of May 17, 2002.

















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